EXHIBIT 99.1


FOR IMMEDIATE RELEASE               Contact:    William C. McCartney
---------------------                           Chief Financial Officer

                                                Telephone:  (978) 688-1811
                                                Fax:        (978) 688-2976


                 WATTS INDUSTRIES REPORTS SECOND QUARTER RESULTS


      North Andover, MA...August 7, 2003. Watts Industries, Inc. (NYSE Symbol "WTS") today announced earnings for the quarter ended June 30, 2003. For the three months ended June 30, 2003, sales were $173,512,000, an increase of $22,007,000, or 15% from the comparable period last year. Net income for the three months ended June 30, 2003, was $8,106,00 or $0.30 per share, which includes a net loss from discontinued operations of $574,000, or $0.02 per share, compared to net income of $8,633,000, or $0.32 per share, for the quarter ended June 30, 2002. Income from continuing operations for the quarter ended June 30, 2003, was $8,680,000, or $0.32 per share, which includes $399,000 of after-tax costs, or $0.01 per share, incurred for the previously announced manufacturing restructuring plan. Income from continuing operations for the three months ended June 30, 2002, was $8,633,000, or $0.32 per share, which includes $477,000 of after-tax costs, or $0.02 per share, incurred for the manufacturing restructuring plan. Excluding the manufacturing restructuring costs in both periods, income from continuing operations was $9,079,000 for the three months ended June 30, 2003, compared to $9,110,000 for the three months ended June 30, 2002.

      Sales for the six-month period ended June 30, 2003, increased 15% to $339,204,000 from $294,825,000 for the six-month period ended June 30, 2002. Net income for the six months ended June 30, 2003 was $14,716,000, or $0.54 per share, compared to $16,689,000 for the six months ended June 30, 2002. Income from continuing operations increased $927,000, or 6%, to $17,616,000 for the six-month period ended June 30, 2003 compared to $16,689,000 for the six months ended June 30, 2002. Excluding the costs incurred for the Company's manufacturing restructuring plan from both periods, income from continuing operations increased $571,000, or 3%, to $18,292,000, or $0.67 per share, for the six months ended June 30, 2003 compared to $17,721,000, or $0.66 per share, for the six months ended June 30, 2002. Please refer to the table included at the end of this press release for a reconciliation of reported net income to adjusted income from continuing operations.

      Patrick S. O'Keefe, Chief Executive Officer, commented, "We are pleased with our strong showing for the quarter. Our increase in revenue was achieved from the change in foreign exchange rates, our acquisition program and an increase in our internal growth rate. Our overall sales in North America increased by approximately $4,485,000, or 4%, due to our continuing gains in sales into the North American home improvement retail market and increased sales of our backflow product line which is distributed through our wholesale network. Our sales into the North American home improvement market for the quarter increased by 11%, with total sales of $33,478,000, compared to $30,116,000 for the second quarter of last year. Our sales into the North American wholesale market for the quarter increased 1% from the comparable period last year to $84,684,000, primarily due to improved sales of our well-known backflow prevention product line."

      Mr. O'Keefe continued, "We derived 29% of our total revenue for the quarter ended June 30, 2003, from Europe compared to 21% in the quarter ended June 30, 2002. Sales in Europe, in local currency, for the three months ended June 30, 2003, increased 31% compared to the comparable period last year due to an internal growth rate of 10% and inclusion of the acquisitions consummated during 2002. On July 15, 2002, we acquired ADEV Electronic SA located in Rosieres, France, and its closely affiliated distributor, E.K. Eminent in Gothenburg, Sweden, and on July 29, 2002, we acquired F&R Foerster Rothmann GmbH located in Neuenburg am Rhein, Germany. These European acquisitions contributed $7,957,000 of revenue during the quarter. The euro has appreciated approximately 22% versus the quarter ended June 30, 2002, resulting in a positive impact on sales of $7,184,000 and on earnings of $0.02 per share in the quarter ended June 30, 2003. Our internal growth rate of 10% for sales in Europe is primarily attributable to increased shipments into the European O.E.M. market."

      Mr. O'Keefe also commented, "We experienced a delay in production at our new wholly-owned bronze and brass manufacturing plant in Tianjin, China, which had an adverse effect on earnings of $0.02 per share due to under-absorbed manufacturing costs. This delay was primarily due to the inability of the Company's foreign-based vendors to complete the installation of machine tools due to SARS related travel restrictions. We anticipate production will increase from this factory in the third quarter of 2003. The results of the quarter also include an adjustment of $2,200,000 of revenue previously recorded at our TWT joint venture in Tianjin, which reduced earnings by $0.02 per share in the quarter."

      During the quarter ended June 30, 2003, the Company recorded an after-tax charge of $574,000 or $0.02 per share to discontinued operations. This charge is primarily attributable to payments made to the selling shareholders of a business that is now treated as a discontinued operation, pursuant to the Company's original purchase agreement.

      On July 30, 2003, a wholly owned subsidiary of the Company acquired Giuliani Anello S.r.l. located in Cento (Ferrara) Bologna Italy, for approximately $12 million in cash. Giuliani Anello manufactures and distributes valves and filters utilized in heating applications including strainer filters, solenoid valves, flow stop valves, stainless steel water filter elements and steam cleaning filters. Giuliani Anello's annual revenue, prior to the acquisition, was $7 million at the exchange rate in effect as of the closing date.

      To supplement our unaudited consolidated financial statements presented on a GAAP basis, we sometimes use non-GAAP measures of net income, net income per share, income from continuing operations or income from continuing operations per share that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating our financial performance as well as for forecasting of future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or income per share prepared in accordance with GAAP.

      This Press Release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Industries' current views about future results of operations and other forward-looking information. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, reductions in the supply of raw materials, increases in the prices of raw materials, economic factors, such as the levels of housing starts and remodeling, impacting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Certain Factors Affecting Future Results" in Watts' Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to and undertakes no duty to update the information contained in this Press Release.

      Watts Industries, Inc. designs, manufactures and sells an extensive line of valves and other products to the water quality and water regulation and control markets.

                     WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                     (Thousands, except per share amounts)
                                   (Unaudited)

                                    Second Quarter Ended     Six Months Ended
                                          June 30,               June 30,
                                      2003        2002       2003        2002
                                    --------    --------   --------    --------
STATEMENTS OF INCOME
--------------------

Net Sales                           $173,512    $151,505   $339,204    $294,825

Income from continuing operations   $  8,680    $  8,633   $ 17,616    $ 16,689
Loss from discontinued operations       (574)         --     (2,900)         --
                                    --------    --------   --------    --------
Net income                          $  8,106    $  8,633   $ 14,716    $ 16,689
                                    ========    ========   ========    ========


DILUTED EARNINGS PER SHARE
--------------------------

Weighted Average Number of
Common Shares & Equivalents           27,471      27,172     27,352      27,048

Earnings per Share:
     Continuing operations          $   0.32    $   0.32   $   0.65    $   0.62
     Discontinued operations           (0.02)         --      (0.11)         --
                                    --------    --------   --------    --------
     Net income                     $   0.30    $   0.32   $   0.54    $   0.62
                                    ========    ========   ========    ========

Cash dividends per share            $   0.06    $   0.06   $   0.12    $   0.12

                     WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (Thousands, except share amounts)

                                                                            (Unaudited)
                                                                              June 30,   December 31,
                                                                                2003        2002
                                                                             ----------  -----------
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents ............................................   $  35,293    $  10,973
    Restricted treasuries ................................................      77,834           --
    Trade accounts receivable, less allowance for doubtful accounts of
       $7,997 at June 30, 2003 and $7,322 at December 31, 2002 ...........     142,017      123,504
    Inventories:
       Raw materials .....................................................      44,290       40,591
       Work in process ...................................................      21,255       17,289
       Finished goods ....................................................      89,202       75,535
                                                                             ---------    ---------
          Total Inventories ..............................................     154,747      133,415
    Prepaid expenses and other assets ....................................      12,599       10,732
    Deferred income taxes ................................................      24,388       21,927
    Net assets held for sale .............................................       2,478        2,464
                                                                             ---------    ---------
       Total Current Assets ..............................................     449,356      303,015
                                                                             ---------    ---------
PROPERTY, PLANT AND EQUIPMENT:
    Property, plant and equipment, at cost ...............................     265,722      248,933
    Accumulated depreciation .............................................    (129,326)    (114,557)
                                                                             ---------    ---------
       Property, plant and equipment, net ................................     136,396      134,376
                                                                             ---------    ---------
OTHER ASSETS:
    Goodwill .............................................................     169,951      163,226
    Other ................................................................      36,541       33,895
                                                                             ---------    ---------
TOTAL ASSETS .............................................................   $ 792,244    $ 634,512
                                                                             =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable .....................................................   $  67,671    $  64,704
    Accrued expenses and other liabilities ...............................      69,296       69,202
    Accrued compensation and benefits ....................................      14,668       15,514
    Current portion of long-term debt ....................................      87,660       82,211
                                                                             ---------    ---------
       Total Current Liabilities .........................................     239,295      231,631
                                                                             ---------    ---------
LONG-TERM DEBT, NET OF CURRENT PORTION ...................................     177,128       56,276
DEFERRED INCOME TAXES ....................................................      21,883       20,792
OTHER NONCURRENT LIABILITIES .............................................      21,018       19,743
MINORITY INTEREST ........................................................      10,185       10,134

STOCKHOLDERS' EQUITY:
    Preferred Stock, $.10 par value; 5,000,000 shares authorized;
       no shares issued or outstanding ...................................          --           --
    Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
       1 vote per share; issued and outstanding: 19,457,466 shares at
       June 30, 2003 and 18,863,482 shares at December 31, 2002 ..........       1,946        1,886
    Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
       10 votes per share; issued and outstanding: 7,805,224 shares at
       June 30, 2003 and 8,185,224 shares at December 31, 2002 ...........         781          819
    Additional paid-in capital ...........................................      47,840       45,132
    Retained earnings ....................................................     271,323      259,893
    Accumulated other comprehensive income/(loss) ........................         845      (11,794)
                                                                             ---------    ---------
       Total Stockholders' Equity ........................................     322,735      295,936
                                                                             ---------    ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...............................   $ 792,244    $ 634,512
                                                                             =========    =========

                     WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (Thousands, except per share amounts)
                                   (Unaudited)

                                                       Three Months Ended         Six Months Ended
                                                     ----------------------     ---------------------
                                                      June 30,     June 30,     June 30,     June 30,
                                                        2003         2002         2003         2002
                                                     ---------    ---------    ---------    ---------

Net sales ........................................   $ 173,512    $ 151,505    $ 339,204    $ 294,825
Cost of goods sold ...............................     114,947       99,273      224,875      193,114
                                                     ---------    ---------    ---------    ---------
    GROSS PROFIT .................................      58,565       52,232      114,329      101,711
Selling, general & administrative expenses .......      42,111       37,138       81,965       72,365
Restructuring ....................................         114           --          114           10
                                                     ---------    ---------    ---------    ---------
    OPERATING INCOME .............................      16,340       15,094       32,250       29,336
                                                     ---------    ---------    ---------    ---------
Other (income) expense:
    Interest income ..............................        (267)        (370)        (382)        (456)
    Interest expense .............................       2,820        2,299        4,904        4,129
    Other, net ...................................         (90)        (200)        (152)        (125)
    Minority interest ............................         (17)          71          (38)         106
                                                     ---------    ---------    ---------    ---------
                                                         2,446        1,800        4,332        3,654
                                                     ---------    ---------    ---------    ---------
     INCOME BEFORE INCOME TAXES ..................      13,894       13,294       27,918       25,682
Provision for income taxes .......................       5,214        4,661       10,302        8,993
                                                     ---------    ---------    ---------    ---------
    INCOME  FROM CONTINUING OPERATIONS ...........       8,680        8,633       17,616       16,689
Loss from discontinued operations, net of taxes ..        (574)          --       (2,900)          --
                                                     ---------    ---------    ---------    ---------
    NET INCOME ...................................   $   8,106    $   8,633    $  14,716    $  16,689
                                                     =========    =========    =========    =========

BASIC EARNINGS PER SHARE
    Continuing Operations ........................   $    0.32    $    0.32    $    0.65    $    0.63
    Discontinued Operations ......................       (0.02)          --        (0.11)          --
                                                     ---------    ---------    ---------    ---------
    NET INCOME ...................................   $    0.30    $    0.32    $    0.54    $    0.63
                                                     =========    =========    =========    =========
Weighted average number of shares ................      27,210       26,637       27,139       26,586
                                                     =========    =========    =========    =========

DILUTED EARNINGS PER SHARE
    Continuing Operations ........................   $    0.32    $    0.32    $    0.65    $    0.62
    Discontinued Operations ......................       (0.02)          --        (0.11)          --
                                                     ---------    ---------    ---------    ---------
    NET INCOME ...................................   $    0.30    $    0.32    $    0.54    $    0.62
                                                     =========    =========    =========    =========
Weighted average number of shares ................      27,471       27,172       27,352       27,048
                                                     =========    =========    =========    =========

     Dividends per common share ..................   $    0.06    $    0.06    $    0.12    $    0.12
                                                     =========    =========    =========    =========

   WATTS INDUSTRIES, INC. AND SUBSIDIARIES
         RECONCILIATION OF REPORTED NET INCOME TO
         ADJUSTED INCOME FROM CONTINUING OPERATIONS
    (Thousands, except per share amounts)
                 (Unaudited)

                                                    Three Months Ended         Six Months Ended
                                                         June 30,                  June 30,
                                                    2003         2002         2003         2002
                                                 ----------   ----------   ----------   ----------

Net income                                       $    8,106   $    8,633   $   14,716   $   16,689
   Add back: loss from discontinued operations          574           --        2,900           --
                                                 ----------   ----------   ----------   ----------
Income from continuing operations                     8,680        8,633       17,616       16,689
                                                 ----------   ----------   ----------   ----------
   Add back: cost of restructuring                      399          477          676        1,032
                                                 ----------   ----------   ----------   ----------
Adjusted income from continuing operations       $    9,079   $    9,110   $   18,292   $   17,721
                                                 ==========   ==========   ==========   ==========

Diluted earnings per share:
Net income                                       $     0.30   $     0.32   $     0.54   $     0.62
     Add back: discontinued operations                 0.02           --         0.11           --
                                                 ----------   ----------   ----------   ----------
Continuing operations                                  0.32         0.32         0.65         0.62
                                                 ----------   ----------   ----------   ----------
     Add back: cost of restructuring                   0.01         0.02         0.02         0.04
                                                 ----------   ----------   ----------   ----------
Adjusted income from continuing operations       $     0.33   $     0.34   $     0.67   $     0.66
                                                 ==========   ==========   ==========   ==========